UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on February 1, 2024, Interactive Strength Inc. (the "Company") entered into a Credit Agreement (the “Credit Agreement”) with Vertical Investors, LLC (the “Lender”), pursuant to which the Company received a term loan from the Lender in the original principal amount of $7,968,977.74 (the “Loan”). As previously disclosed, on March 29, 2024, the Company issued to the Lender 1,500,000 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), upon the conversion of $3.0 million of the Loan.

As previously disclosed, on April 24, 2024, the Company entered into a Loan Modification Agreement (the “Modification Agreement”) with the Lender, pursuant to which the Lender was issued 1,500,000 shares of Series A Preferred Stock in exchange for which the principal amount of the Loan was reduced by $3,000,000.

As previously disclosed, on April 24, 2024, the Company entered into a Loan Restoration Agreement (the “Restoration Agreement”) with the Lender. Pursuant to the Restoration Agreement, in the event the aggregate amount of funds received by the Lender (net of all commissions, transfer fees or other transaction fees of any kind and taxes paid or payable as a result thereof) arising out of the disposition of the Preferred Stock, shares of the Company’s Common Stock issuable upon conversion of the Preferred Stock, if converted by the Lender, or any other securities of the Company issued to the Lender as a result of its holding the Preferred Stock (the aggregate amount of funds, the “Net Trade Value”) received by the Lender on or before December 31, 2024 is less than $3.0 million within ten (10) business days of written demand therefor, the Company shall pay the Lender the amount that is equal to $3.0 million less the Net Trade Value.

As of December 31, 2024, the Net Trade Value was $992,492.

On January 23, 2025, the Company and the Lender entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the Company issued 496,246 shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), to the Lender as payment of the $992,492 Net Trade Value.

On January 23, 2025, the Lender was issued 126,515 shares of Series C Preferred Stock as a dividend in kind on the shares of Series C Preferred Stock owned by the Lender (2,861,128 Series C Preferred Stock shares owned prior to the issuance of the shares pursuant to the Settlement Agreement). The 496,246 shares of Series C Preferred Stock issued pursuant to the Settlement Agreement combined with the 126,515 shares of Series C Preferred Stock issued as a dividend is referred to herein as the “Series C Preferred Shares”.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Series C Preferred Shares is incorporated by reference into this Item 3.02.

Pursuant to the Certificate of Designations of Series A Preferred Stock, on January 23, 2025, the Board of Directors of the Company declared a dividend on the shares of Series A Preferred Stock issued and outstanding as of the record date for such dividend, as a dividend in kind, in the form of 112,334 shares of Series A Preferred Stock in the aggregate (the “Dividend Shares”). The Company issued the Dividend Shares on January 23, 2025.

The issuance of the Dividend Shares and the Series C Preferred Shares was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, dated January 23, 2025, by and between Interactive Strength Inc. and Vertical Investors, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	January 29, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)